EXHIBIT 4.3

                             PLATINUM AND GOLD, INC.
       OFFERING OF NO MORE THAN 50 UNITS OF PLATINUM AND GOLD, INC., AT AN
            OFFERING PRICE OF TEN THOUSAND DOLLARS ($10,000) PER UNIT

     Platinum and Gold, Inc., a Nevada corporation, of which Platinum and Gold Recording & Publishing Company is a wholly owned subsidiary (hereinafter collectively referred to as the "Company" and/or "P&G"), is offering a maximum of 50 Units for sale at a price of $10,000 per Unit. There is no limitation on the number of Units a subscriber may purchase. The Company may under certain circumstances accept subscriptions for partial Units.

     Prior to this Offering there has been no public market for the securities of the Company and there can be no assurance that any such public market for the securities of the Company will develop subsequent to this Offering. The Offering price has been determined arbitrarily by the Company and does not necessarily bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO PUBLIC INVESTORS. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE RISK OF LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          Discounts and           Proceeds to
                 Price to Public (1)      Commissions (2)         the Issuer (3)

Per Unit          $10,000                  $     -0-                 $10,000

Total Maximum
Offering          $500,000                 $     -0-                $500,000

        (1) This offering is made by the Company on a "best efforts" basis, for a period of 180 days from the date of this Memorandum and may be extended, at the option of the Company for an additional period or periods not exceeding an additional 180 days in the aggregate.
        (2) No commissions will be paid in connection with sales which are made directly by the Company. All sales will be made directly by the Company's principals (officers, directors or employees).
        (3) Before deducting certain other cost(s) related to this Offering payable by the Company including legal, accounting and printing expenses.



The date of this Private Offering Memorandum is July 19, 1999.

                          EXPLANATION OF UNIT INTEREST



        A Unit shall consist of the following:

        A one (1) year Note in the principal amount of $10,000 which shall be converted into 10,000 shares of Rule 144 Restricted Common Stock of the Company at the Maturity Date not including interest payable at the Maturity Date in Rule 144 Restricted Common Stock calculated at 9% per annum based on the average closing price of the stock for 7 days prior to the Maturity Date.

          This offering is being conducted pursuant to Section 3(b) of the Securities Act of 1933, as amended (the "Act"), and Rule 504 of Regulation D promulgated thereunder ("Rule 504") or other applicable provisions, although the shares issuable upon conversion of this Note shall be Rule 144 restricted shares. The Company expects to file for an exemption for shares with the SEC under Regulation A in the near future. In the event the Company acquires such an exemption under Regulation A, the Company shall issue Regulation A exempt shares in lieu of such restricted shares. In addition, upon conversion of this Note, and after issuance of the Shares, at any time that the Company proposes to file a Company registration statement on Form S-1 under the Act, each Unit investor will have certain registration rights more fully defined in this Private Placement Memorandum.



              (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                                TABLE OF CONTENTS

                                                                        Page No.
Summary of Offering.....................................................15

Risk Factors............................................................16

Use of Proceeds.........................................................17

Business................................................................17

Management..............................................................26

Principal Shareholders..................................................29

Description of the Securities...........................................30

Plan of Distribution....................................................31

EXHIBITS

Financial Data..........................................................A

Subscription Agreement and Investment Representation of Investors.......B

Convertible Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .C

THE UNITS ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE AND THEREFORE CANNOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION, OR THE AVAILABILITY OF AN EXEMPTION THEREFROM. THERE IS NO PUBLIC OR OTHER MARKET FOR SUCH UNITS.

THE UNITS OFFERED HEREBY INVOLVE RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS.")

EACH RECIPIENT MUST RELY UPON HIS OR HER OWN REPRESENTATIVE AS TO LEGAL, TAX AND RELATED MATTERS. THE COMPANY HAS NOT APPLIED AND WILL NOT APPLY FOR A RULING AS TO ITS TAX STATUS AS A PARTNERSHIP FROM THE INTERNAL REVENUE SERVICE. (SEE "TAX CONSIDERATIONS.")

THE COMPANY INTENDS TO CONDUCT THE OFFERING THROUGH THE COMPANY IN SUCH A MANNER THAT A SIGNIFICANT NUMBER OF THE UNITS WILL BE SOLD TO "ACCREDITED INVESTORS" AS THAT TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933. THE REPRESENTATIONS OF EACH INVESTOR WILL BE REVIEWED TO DETERMINE THE SUITABILITY OF PROSPECTIVE INVESTORS (PARTICULARLY NONACCREDITED INVESTORS), AND THE COMPANY WILL HAVE THE RIGHT TO REFUSE A SUBSCRIPTION FOR UNITS IF IN ITS SOLE DISCRETION THE COMPANY BELIEVES THAT THE PROSPECTIVE INVESTOR DOES NOT MEET THE APPLICABLE SUITABILITY REQUIREMENT OR THAT THE UNITS ARE OTHERWISE AN UNSUITABLE INVESTMENT FOR THE PROSPECTIVE INVESTOR.

THE COMPANY SHALL PRIOR TO THE SALE OF ANY SECURITIES ALLOW EACH INVESTOR OR HIS AGENT THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM ANY PERSON AUTHORIZED TO ACT ON BEHALF OF THE COMPANY CONCERNING ANY ASPECT OF THE INVESTMENT AND TO OBTAIN ANY ADDITIONAL INFORMATION (TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION) NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM. INVESTORS OR THEIR REPRESENTATIVES HAVING QUESTIONS OR DESIRING ADDITIONAL INFORMATION SHOULD CONTACT CAROL NEAL AT (800) 525-8495.

                     NOTICES TO RESIDENTS OF CERTAIN STATES
                           NOTICE TO ALABAMA RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT

RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THE INVESTMENT OF AN ALABAMA PURCHASER WHO IS NOT AN ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF SUCH PURCHASER'S NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, FURNISHINGS AND AUTOMOBILES.

                           NOTICE TO ALASKA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ALASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                           NOTICE TO ARIZONA RESIDENTS

SUBJECT TO THE PROVISIONS OF ARIZONA ADMINISTRATIVE CODE R14-4- 140, THESE SECURITIES MAY BE OFFERED AND SOLD BY THE ISSUER ONLY TO ACCREDITED INVESTORS AS DEFINED IN ARIZONA ADMINISTRATIVE CODE R14-4- 126 AND MAY BE RE-OFFERED AND SOLD WITHIN ARIZONA FOR A THREE YEAR PERIOD ONLY TO ACCREDITED INVESTORS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE ARIZONA CORPORATION COMMISSION, NOR HAVE THEY PASSED UPON THE MERITS OF OR OTHERWISE APPROVED THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO ARKANSAS RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTWITHSTANDING   ANYTHING  TO  THE  CONTRARY   HEREIN,   AN   INVESTMENT  BY  A
NON-ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH AT THE TIME OF PURCHASE, ALONE OR JOINTLY WITH SPOUSE.

                         NOTICE TO CALIFORNIA RESIDENTS

IF THE COMPANY ELECTS TO SELL SHARES IN THE STATE OF CALIFORNIA, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SHARES, OR OTHER INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                         NOTICE TO CONNECTICUT RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO DELAWARE RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

                           NOTICE TO FLORIDA RESIDENTS

THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                           NOTICE TO GEORGIA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION SET FORTH IN
SECTION 9(m) OF SUCH ACT AND THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SAID ACT.

                            NOTICE TO IDAHO RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE INVESTMENT BY AN NON-ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO INDIANA RESIDENTS

EACH INVESTOR PURCHASING SHARES MUST WARRANT THAT HE HAS EITHER (i) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) EQUAL TO AT LEAST THREE
(3) TIMES THE AMOUNT OF HIS INVESTMENT BUT IN NO EVENT LESS THAN SEVENTY-FIVE THOUSAND ($75,000) DOLLARS OR (ii) A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES OF TWO (2) TIMES HIS INVESTMENT BUT IN NO EVENT LESS THAN THIRTY THOUSAND ($30,000) DOLLARS AND A GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS.

                            NOTICE TO IOWA RESIDENTS

IOWA RESIDENTS MUST HAVE EITHER (i) A NET WORTH OF AT LEAST FORTY THOUSAND ($40,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM ANNUAL GROSS INCOME OF FORTY THOUSAND ($40,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED TWENTYFIVE THOUSAND ($125,000) DOLLARS AS COMPUTED ABOVE.

                           NOTICE TO KANSAS RESIDENTS

AN INVESTMENT BY AN NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH; EXCLUDING PRINCIPAL RESIDENCE, FURNISHINGS THEREIN AND PERSONAL AUTOMOBILES.

                          NOTICE TO KENTUCKY RESIDENTS

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR OTHER DOCUMENT), HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREIN.

ANYTHING  TO  THE  CONTRARY   HEREIN   NOTWITHSTANDING,   THE  INVESTMENT  BY  A
NON-ACCREDITED INVESTOR MAY NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO MAINE RESIDENTS

THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10520(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

                          NOTICE TO MARYLAND RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MARYLAND SECURITIES ACT IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 11-602(9) OF SUCH ACT. UNLESS THESE SECURITIES ARE REGISTERED, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MARYLAND, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SUCH ACT.

                        NOTICE TO MASSACHUSETTS RESIDENTS

MASSACHUSETTS RESIDENTS MUST HAVE HAD EITHER (i) A MINIMUM NET WORTH OF AT LEAST FIFTY THOUSAND ($50,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND HAD DURING THE LAST YEAR, OR IT IS ESTIMATED THAT THE SUBSCRIBER WILL HAVE DURING THE CURRENT TAX YEAR, TAXABLE INCOME OF FIFTY THOUSAND ($50,000) DOLLARS OR (ii) A NET WORTH OF AT LEAST ONE HUNDRED FIFTY THOUSAND ($150,000) DOLLARS [AS COMPUTED ABOVE].

                          NOTICE TO MICHIGAN RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MICHIGAN SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

THE COMPANY SHALL PROVIDE ALL MICHIGAN INVESTORS WITH A DETAILED WRITTEN STATEMENT OF THE APPLICATION OF THE PROCEEDS OF THE OFFERING WITHIN SIX (6) MONTHS AFTER COMMENCEMENT OF THE OFFERING OR UPON COMPLETION, WHICHEVER OCCURS FIRST, AND WITH ANNUAL CURRENT BALANCE SHEETS AND INCOME STATEMENTS THEREAFTER.

                          NOTICE TO MINNESOTA RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 80 OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED FOR VALUE EXCEPT PURSUANT TO REGISTRATION OR OPERATION OF LAW.

                         NOTICE TO MISSISSIPPI RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE MISSISSIPPI SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE MISSISSIPPI SECRETARY OF STATE OR WITH THE SECURITIES AND EXCHANGE COMMISSION, NEITHER THE SECRETARY OF STATE NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, NOR HAS APPROVED OR DISAPPROVED THE OFFERING. THE SECRETARY OF STATE DOES NOT RECOMMEND THE PURCHASE OF THESE OR ANY OTHER SECURITIES.

THERE IS NO ESTABLISHED MARKET FOR THESE SECURITIES AND THERE MAY NOT BE ANY MARKET FOR THESE SECURITIES IN THE FUTURE. THE SUBSCRIPTION PRICE OF THESE SECURITIES HAS BEEN ARBITRARILY DETERMINED BY THE ISSUER AND IS NOT AN INDICATION OF THE ACTUAL VALUE OF THESE SECURITIES.

THE PURCHASER OF THESE SECURITIES MUST MEET CERTAIN SUITABILITY STANDARDS AND MUST BE ABLE TO BEAR THE ENTIRE LOSS OF HIS INVESTMENT. ADDITIONALLY, ALL PURCHASERS WHO ARE NOT ACCREDITED INVESTORS MUST HAVE A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000) DOLLARS AND INCOME OF THIRTY THOUSAND ($30,000)
DOLLARS OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS. THESE SECURITIES MAY NOT BE TRANSFERRED FOR A PERIOD OF ONE (1) YEAR EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE MISSISSIPPI SECURITIES ACT OR IN A TRANSACTION IN COMPLIANCE WITH THE MISSISSIPPI SECURITIES ACT.

                          NOTICE TO MISSOURI RESIDENTS

THESE SECURITIES ARE SOLD TO, AND BEING ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPTED UNDER SECTION 10, SUBSECTION 409.402(B), MISSOURI UNIFORM SECURITIES ACT (RMSO 1969).

THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF MISSOURI. UNLESS THE SHARES ARE REGISTERED, THEY MAY NOT BE REOFFERED OR RESOLD IN THE STATE OF MISSOURI, EXCEPT AS A SECURITY, OR IN A TRANSACTION EXEMPT UNDER SAID ACT.

ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTOR MUST HAVE A MINIMUM ANNUAL INCOME OF THIRTY THOUSAND ($30,000) DOLLARS AND A NET WORTH OF AT LEAST THIRTY THOUSAND ($30,000) DOLLARS (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR A NET WORTH OF SEVENTY FIVE THOUSAND ($75,000) DOLLARS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES.

AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTOR'S NET WORTH.

                           NOTICE TO MONTANA RESIDENTS

EACH MONTANA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE (12) MONTHS AFTER DATE OF PURCHASE.

ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE INVESTMENT BY A NON-ACCREDITED INVESTOR MAY NOT EXCEED TWENTY (20%) PERCENT OF THE INVESTORS NET WORTH.

                          NOTICE TO NEBRASKA RESIDENTS

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE NEBRASKA SECURITIES ACT AND MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THAT ACT OR EXEMPTION THEREFROM.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

EACH NEW HAMPSHIRE  INVESTOR  PURCHASING  SHARES MUST WARRANT THAT HE HAS EITHER
(i) A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OF TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS OR (ii) A NET WORTH (EXCLUSIVE OF HOME,
FURNISHING AND AUTOMOBILES) OF ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS AND FIFTY THOUSAND ($50,000) DOLLARS ANNUAL INCOME.

                         NOTICE TO NEW JERSEY RESIDENTS

        THE ATTORNEY GENERAL OF THE STATE HAS NOT PASSED OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          NOTICE TO NEW YORK RESIDENTS

THIS OFFERING MEMORANDUM HAS NOT YET BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THAT WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS AND DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

                        NOTICE TO NORTH DAKOTA RESIDENTS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       NOTICE TO NORTH CAROLINA RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATION NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITY, NOR HAS THE ADMINISTRATOR PASSED ON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          NOTICE TO OKLAHOMA RESIDENTS

THE SECURITIES RENDERED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR THE OKLAHOMA SECURITIES ACT OF AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY A NON-ACCREDITED INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTORS NET WORTH.

                           NOTICE TO OREGON RESIDENTS

THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED WITH THE DIRECTOR OF THE STATE OF OREGON UNDER THE PROVISIONS OF OAR 441-65-240. THE INVESTOR IS ADVISED THAT THE DIRECTOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THIS DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE DIRECTOR.

THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE COMPANY CREATING THE SECURITIES, AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

                        NOTICE TO PENNSYLVANIA RESIDENTS

ANY PERSON WHO ACCEPTS AN OFFER TO PURCHASE THE SECURITIES IN COMMONWEALTH OF PENNSYLVANIA IS ADVISED, THAT PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT, HE SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE, AND RECEIVE A FULL REFUND OF ANY CONSIDERATION PAID, WITHOUT INCURRING ANY LIABILITY, WITHIN TWO (2) BUSINESS DAYS FROM THE TIME THAT HE RECEIVES NOTICE OF THIS WITHDRAWAL RIGHT AND RECEIVES THE PLACEMENT OFFERING MEMORANDUM. ANY PERSON WHO WISHES TO EXERCISE SUCH RIGHT OF WITHDRAWAL IS ADVISED TO GIVE NOTICE BY LETTER OR TELEGRAM SENT AND POSTMARKED BEFORE THE END OF THE SECOND BUSINESS DAY AFTER EXECUTION. IF THE REQUEST FOR WITHDRAWAL IS TRANSMITTED ORALLY, WRITTEN CONFIRMATION MUST BE GIVEN. ANY PERSON WHO PURCHASES INTERESTS WHO IS A PENNSYLVANIA RESIDENT WILL NOT SELL SUCH INTERESTS FOR A PERIOD OF TWELVE (12) MONTHS BEGINNING WITH THE CLOSING DATE. PENNSYLVANIA RESIDENTS MUST HAVE EITHER
(i) A MINIMUM NET WORTH OF THIRTY THOUSAND ($30,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM ANNUAL GROSS INCOME OF THIRTY THOUSAND ($30,000) DOLLARS, OR (ii) A NET WORTH OF AT LEAST SEVENTY-FIVE THOUSAND ($75,000) DOLLARS [AS COMPUTED ABOVE], AND MAY NOT INVEST MORE THAN TEN (10%) PERCENT OF THEIR NET WORTH [EXCLUSIVE OF THE SUBSCRIBER'S HOME, HOME FURNISHINGS AND AUTOMOBILES].

                       NOTICE TO SOUTH CAROLINA RESIDENTS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER ONE OR MORE SECURITIES ACTS.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSIONER OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                        NOTICE TO SOUTH DAKOTA RESIDENTS

THE SHARES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DEPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM OR OPERATION OF LAW.

SOUTH DAKOTA RESIDENTS MUST HAVE EITHER (i) A MINIMUM NET WORTH OF AT LEAST SIXTY THOUSAND ($60,000) DOLLARS [EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES] AND A MINIMUM GROSS INCOME OF SIXTY THOUSAND ($60,000) DOLLARS, OR
(ii) A NET WORTH OF AT LEAST TWO HUNDRED TWENTY-FIVE THOUSAND ($225,000) DOLLARS [AS COMPUTED ABOVE].

                          NOTICE TO TENNESSEE RESIDENTS

ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO TEXAS RESIDENTS

THIS OFFERING MEMORANDUM IS FOR THE INVESTOR'S CONFIDENTIAL USE AND MAY NOT BE REPRODUCED. ANY ACTION CONTRARY TO THESE RESTRICTIONS MAY PLACE SUCH INVESTOR AND THE ISSUER IN VIOLATION OF THE TEXAS SECURITIES ACT.

ANYTHING TO THE CONTRARY NOTWITHSTANDING, AN INVESTMENT BY ANY INVESTOR SHALL NOT EXCEED TEN (10%) PERCENT OF THE INVESTOR'S NET WORTH.

                            NOTICE TO UTAH RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THAT ACT OR EXEMPTION THEREFROM.

                         NOTICE TO WASHINGTON RESIDENTS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE WASHINGTON SECURITIES ACT AND THE ADMINISTRATOR OF SECURITIES OF THE STATE OF WASHINGTON HAS NOT REVIEWED THE OFFERING OR OFFERING MEMORANDUM. THESE SECURITIES MAY NOT BE SOLD WITHOUT REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING SHARES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OR AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SECURITIES OFFERED HEREBY.

SUMMARY OF OFFERING

        The Company, a Nevada corporation, is a business that centers around the
discovery   development,   recording   and   marketing  of  new  talent  in  the
entertainment industry.

The executive offices of P&G are as follows:
12724 N.W. 11th Court
Sunrise, FL 33323
Telephone:  (800) 525-8495
Facsimile: (954) 845-0656

(Original subscription documents and full payment must be received by Company before stock can be ordered)

The Offering

Type of security offered............................................  Notes

Offering price per Units............................................  $10,000

Maximum Number of Units Offered.......................................50

Shares Outstanding
        Prior to the Offering .......................................11,640,000
        After the Maximum Offering (after Note conversion) .        .12,140,000

Selected Financial Information

        The financial data included in this Memorandum as Exhibit A sets forth information regarding the Company as of its stated date. A summary of pertinent financial data relating to the Company is set forth therein.


RISK FACTORS

        The purchase of Units offered hereby involves a high degree of risk. These securities should only be purchased by persons who can afford the risk of loss of their entire investment. Prior to the purchasing of shares, prospective investors should carefully consider the following risk factors:

     1. P&G is a development stage company with a limited operating history. To date the Company has minimal revenues from operations and only nominal assets. See "Financial Statements." The Company faces all the risks inherent in a new business and there can be no assurance that any of the Company's planned future activities will be successful. Since the Company was recently organized, it cannot provide historical information and financial data upon which a prospective investor can make an informed judgment as to the future prospects of the Company. The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems and difficulties to which such ventures are subject. See "Use of Proceeds" and "Business."

     2. Without the proceeds of this Offering the Company will have only minimal capital and will be limited in its operations. If the Offering does not raise a substantial amount of funds, the Company's capital may prove to be insufficient to permit substantial operations to commence, other than to a very limited extent. The Company may receive from this offering maximum net proceeds of $500,000. Less than the maximum amount may be obtained. If substantially less than the maximum financing offering is available to the Company, its planned activities may be materially and adversely affected.

     3. None of the outstanding stock of the Company currently outstanding has been registered under the Securities Act of 1933, as amended (the "Act"). Common stock underlying the Units offered herein will be issued pursuant to Regulation D, and will be "restricted" under the Securities Act of 1933. State securities laws may also require the placement of transfer restrictions on the securities purchased herein.

     4. The Company is not registered as, and is not required to register as, an investment company or "mutual fund" and thus is not subject to the extensive regulation imposed by the Securities and Exchange Commission under the Investment Company Act of 1940 (the "40 Act"). Accordingly, stockholders will not be accorded the protections provided by the '40 Act or by the SEC which enforces those acts and may not be accorded the protection provided by the Advisers Act.

     5. The Articles of Incorporation and/or the Bylaws provide that the Management may be indemnified against costs and expenses incurred in connection with, and will not be liable to the stockholders for, any action taken, or failure to act, on behalf of the Company in connection with the business of the Company as determined by the Management if not engaged in willful misconduct.
Therefore, a stockholder may have a more limited right of action against the Management than would be available absent these provisions in the Articles of Incorporation and/or Bylaws.

     6. Management will have broad discretion to utilize the funds of the company.

USE OF PROCEEDS

        The net proceeds to be realized from this Offering will approximate $500,000 if the Maximum Offering is sold; however, it is likely that less than the full amount of this offering will be obtained. Management anticipates the net proceeds less initial expenses payable will be applied to the business of the Company, providing working capital.

        Initial expenses payable consist of: (a) legal, accounting, Blue Sky compliance, printing costs and transfer agent fees. No other charges or expenses are expected or anticipated. The balance of the funds will be utilized by the Management for working capital.

BUSINESS

     P&G is a business that centers around the discovery development, recording and marketing of new talent in the entertainment industry.

Description of Business - Overview

        Platinum and Gold Recording and Publishing Company is an entertainment company involved in the music and film business. The principal activity of Platinum and Gold is to discover gifted new artists, to work with them to develop their abilities and ultimately to record them using exceptional original material. Single and album compact discs and cassettes will be used to market them on national and international TV networks through 800 numbers, home shopping networks, QVC and direct response TV modes. This will generate profits for Platinum and Gold and should create a pre-sold market for major labels. Artists contract directly with Platinum and Gold. The Company then records them with original top 100 pop material, manufactures the recorded material into compact disc singles and albums and cassette singles and then distributes to the public via satellite, cable and national TV networks through 1-800 buy-direct response telephone numbers.

        The Company's strategy for marketing growth revolves around multiple autonomous major labels with central financial controls and support functions. By joint-venturing these activities for manufacturing, distribution and finance of albums, Platinum and Gold will be able to launch new artists quickly and thus capture a greater market share with limited delay. Artists will record original material for launch by the Company through worldwide TV direct response 800 numbers and websites on the internet which offers convenience, speed, price and service.

        Platinum and Gold knows that the development of new talent with national and international mass-market appeal is the key to obtaining market share and profitability. The Company considers the main sources of international popular repertoire to be the United Kingdom, Italy, Germany, Switzerland, Brazil, Israel, Russia, Poland, Spain, Australia and the United States. The Thai music market bought pop music to the tune of billions of dollars in 1997. The Company has done extensive research and has established numerous contacts worldwide. The Company plans to further develop these relationships by forwarding literature about the Company to these individuals and organizations. The Company expects that several will become international talent scouts for Platinum and Gold. The Company's first two albums are completed through licensing.

        The Company's first single is slated to be launched in January 2000. The single, containing songs titled "If Only" and "Touch Me", will be released for sale on national and international TV 800 numbers, and is expected to strengthen ties between the Company and an undisclosed major record label upon recording of the full album. The Company also plans to eventually profit from re-releases, greatest hits and compilation albums.

Executive Summary

        In the next full year the Company intends to develop two new full-length compact discs containing all original music.

The Company's keys to success and critical factors for the next year are:

o Product development.

o Retail sales through Direct Response Toll Free Shopping

o Sales to dealers in volume.

o Financial control and cash flow planning.

        Through its independent research, Platinum and Gold estimates that by presenting the public with entertainment suited for all age groups through infomercials, the Home Shopping Network (QVC), toll-free numbers and mass-marketing, it has the ability to sell hundreds of thousands of records in a short period of time.

Objectives

6. To give Platinum and Gold the market presence needed to support marketing and sales and to attract potential suppliers who can provide new sources of products and services for the Company to offer its customers.

7. To produce 5-10 new compact discs and to initiate contracts with 5-10 new artists by the end of calendar year 2000.

8. To control expenditures to maximize net income.

Mission

        P&G intends to provide a new innovative musical, theatrical and publishing concept to the public. The Company will provide a new approach to the music theater and publishing community by utilizing contemporary sounds and by introducing up and coming national and international stars. The Company will target not only mature listeners, but also hopes to spark interest in a younger and hipper crowd. P&G plans to perform a musical "Tribute to Liberace" with celebrated European entertainer and protege to Liberace, Danny LaRue in May 2000 at the Broward Center for the Performing Arts.

Keys to Success

The keys to success in the entertainment industry are:

o Marketing; dealing with promotional channels on cable TV, finding the right networks to sell product to the public --- creating a pre-sold market for major label joint ventures.

o Product quality; creating product with state-of-the-art technology, dynamic new talent and backing them with top name musicians.

o Management; key personnel experienced in product research and development and marketing in the music industry.

o  Create a pre-sold, pre-tested market for major labels.

o Internet sales -the hottest and most sought after businesses today are utilizing the internet and by 2000 it will be the best, quickest way to shop.

Company Summary

Singles:

        The "If Only" and "Touch Me" single was recorded in Nashville, TN, with the help of John Mattick who has worked with such groups as Alabama, Sawyer Brown, and the Righteous Brothers. He has arranged and produced for Dirty Dancing, Michael Jackson, Johnny Lee, Andy Reiss, and Reba McIntire. Andy Reiss plays electric guitar and has also played for Reba McIntire. Dave Fowler plays bass and has played for Lori Morgan and Dottie West. Rick Lonow plays drums and has played with Bellami Brothers. Etta Britt is a back-up singer on the single and has performed with Englebert Humperdink. Larry Hanson plays acoustic guitar and has played for both Alabama and Righteous Brothers. Chris Hinson who works with percussion and engineering has worked closely with Clarence Clemmons and DJ Jazzy Jeff, arranging, writing and performing original music.

Television Station

        Platinum and Gold also plans to explore the possibility of a talk show based in Florida. In 1980 the 3 commercial networks' combined broadcast was less than 100 hours of programming a week. Today there are 6 commercial broadcast networks and over 150 cable channels plus satellite needing to fill up 24 hours of every day with programs. This adds up to over 20,000 hours of content per week. A half-hour prime time series can cost over $1 mm per episode and news magazines and talk shows with talent are high on the networks' wish lists. However, variety shows containing new talent no longer exist although they have remained comparatively inexpensive to produce. The Company feels that by introducing its talent in this medium, it can boost both record and concert ticket sales.

Broadcast Quality Films and Videos

        The Company plans to explore the feasibility of producing high value, production broadcast quality, full-length feature films for global distribution. The Company plans to test the market with its first film which will be in the production phase by January to March 2000. "Betrayal Times Two" is a drama which embraces the same murder spanning two lifetimes. The Company seeks distribution agreements with Blockbuster as well as entertainment companies such as: Time Warner (HBO), Triborough entertainment, MTV networks, Selkirk Communications and Playboy International, as well as over fifty distributors throughout the world.

        The Company prides itself on the fact that it maintains a friendly and fair work environment, which respects diversity, new ideas, and hard work. Management believes that this environment will be conducive to creativity and success.

The Company's strategy consists of:

o A commitment to producing top-quality entertainment for the family --- plus individuals in growing markets, and non-violent action movies

o A focus on creating original material and programming, for which Platinum and Gold plans to retain all copyrights and distribution rights

o An emphasis on exploiting new video movie, music outlets and overseas talent

o A commitment to minimizing financial risk by pre-financing a minimum of 80% of production costs through pre-sales and co-productions

        The Company will carefully select projects with universal appeal which meet the standards of worldwide markets, which will enhance international sales. The Company's distribution and marketing division plans to sell original movies to the television and home video market in approximately 102 countries. Platinum and Gold plans to exhibit at trade shows including MIP-TV (France), NATPE (United States), Monte Carlo, and MIP ASIA (Hong Kong).

Film Production and Distribution

        An integral part of Platinum and Gold's business will be specialization in the production of movies strictly for the home video, pay-per-view and cable television and satellite audiences. The Company will also specialize in the acquisition and worldwide license, sale or distribution of distribution rights to independently produced feature films in a wide variety of genres including top-notch action, comedy, drama, foreign language, science fiction and thrillers. The Company's goal is to become increasingly active in acquiring distribution rights (both domestic and foreign), booking motion pictures with theatrical exhibitors, arranging for the manufacturer of release prints from the film negative, and promoting such motion pictures with advertising and publicity campaigns through the efforts of the entire Company.

        Platinum and Gold has already begun to act as a foreign sales agent, licensing distribution rights in markets outside the United States to independently produced films which are fully financed and owned by others, in exchange for a sales agency fee. In addition to the production of motion pictures and distribution in the United States, substantial revenues are possible from international exploitation of the Company's motion pictures. International revenues of motion picture distributors from filmed entertainment grew from $4.7 billion in 1989 to $8.7 billion in 1996. The growth has been attributed to worldwide acceptance of and the demand for motion pictures produced in the US, the privatization of foreign television industries, growth in the number of foreign households with video cassette players and growth in the number of foreign television screens.

        In a number of foreign countries, as in the United States, the film (and in some cases the entertainment) industry is dominated by a small number of companies, often large, diversified companies with production and distribution operations. However, like in the United States, in most of such countries there are also smaller, independent, motion picture production and distribution companies. Foreign distribution companies not only distribute motion pictures produced in their countries or regions but also films licensed or sub-licensed from United States production companies and distributors. Additionally, film companies in many foreign countries produce films not only for local distribution, but also for export to other countries, including the United States.

        While some foreign language films, such as Like Water For Chocolate, Il Postino (The Postman) and Antonia's Line, and foreign English-language films, such as Wings of the Dove, The English Patient, Shine, Four Weddings and a

Funeral, The Crying Game and Crocodile Dundee appeal to a wide U.S. audience, most foreign language films distributed in the United States are released on a limited basis as such films draw a specialized audience for which the appeal of such films has decreased recently.

Home Video

        Home  Video   distribution   consists  of  the  promotion  and  sale  of
videocassettes to local, regional and national video retailers which rent or sell videocassettes to consumers for home viewing. Most films are initially made available in videocassette format at a wholesale price of approximately $50 to $75 per videocassette and are sold at that price primarily to wholesalers who then sell to video rental stores at a price of approximately $75 to $105 per videocassette for rental of the cassettes to consumers. Following the initial marketing period, selected films may be remarketed at a wholesale price of $ 10 to $15 or less for sale to consumers. These "sell-through" arrangements are used most often with films that will appeal to a broad marketplace or to children. A few major releases with broad appeal may be initially offered by a film company at a price designed for sell-through rather than rental when it is believed that the ownership demand by consumers will result in a sufficient level of sales to justify the reduced margin on each cassette sold. Typically, owners of films do not share in rental income, however, video distributors are beginning to enter into revenue sharing arrangements with certain retail stores in some circumstances. Under such arrangements, videocassettes are sold at a reduced price to video rental stores (usually $8 to $10 per videocassette) and a percentage of the rental revenue is then shared with the owners (or licensors) of the films.

        Home video arrangements in international territories are similar to those in domestic territories except that the wholesale prices may differ significantly. Television rights for films initially released theatrically are, if such films have broad appeal, generally licensed first to pay-per-view for an exhibition period within six to nine months following initial domestic theatrical release, then to pay television approximately 12 to 15 months after initial domestic theatrical release, thereafter in certain cases to network television for an exhibition period, and then to pay television again. These films are then syndicated to either independent stations or basic cable outlets. Pay-per-view allows subscribers to pay for individual programs.

        Pay television allows cable television subscribers to view such services as HBO/Cinemax, Showtime/The Movie Channel, Encore Media Services or others offered by their cable system operators for a monthly subscription fee.

        Pay-per-view and pay television is now delivered not only by cable, but also by satellite transmission and films are generally licensed in both such media. Certain films which are not initially released in the domestic theatrical market may "premiere" instead on pay television followed in some limited circumstances by theatrical release.

        Groups of motion pictures are often packaged and licensed as a group for exhibition on television over a period that extends beyond five years from the initial domestic theatrical release of a particular film. Motion pictures are also licensed and "packaged" by producers and distributors for television broadcast in international markets by government owned or privately owned television studios and networks. Pay television is less developed outside the U.S., but is experiencing significant international growth. The prominent foreign pay television services include channel Premiere, STAR TV, British Sky Broadcasting and the international operations of several U.S. cable services including HBO, the Disney Channel and Turner Broadcasting.

Motion Picture Distribution By The Company - International Distribution

        The Company generally participates annually with a sales office at all three major film markets (the American Film Market, the Cannes Film Festival and MIFED), as well as the major television (NATPE, MIP, MIPCOM) and video (VSDA) markets. The Company may also, from time to time, engage independent representatives to assist the Company in acquiring and/or licensing motion picture rights.

        With respect to international territories, the Company licenses distribution rights in various mediums (such as theatrical, video, pay television, free television, satellite and other rights) to foreign sub-distributors on either an individual rights basis or grouped in various combinations of rights (which sometimes includes rights in all media). These rights are licensed by the Company to numerous sub-distributors in international territories or regions either on a picture-by-picture basis or, in certain circumstances, with respect to a number of motion pictures pursuant to output arrangements. Currently, the most appealing international territories for the Company are Australia, the Benelux countries, Brazil, Canada, France, Germany, Italy, Japan, Scandinavia, Spain and the United Kingdom.

        The terms of the Company's license agreements with foreign sub-distributors vary depending upon the territory and media involved and whether the agreement relates to a single motion picture or multiple motion pictures. Most of the Company's license agreements will provide that the Company will receive a minimum guarantee from the foreign sub-distributor with all or a majority of such minimum guarantee paid prior to, or upon delivery of the film to the distributor for release in the particular territory. The remainder of any unpaid minimum guarantee is generally payable at specified intervals after delivery of the film to the sub-distributor. The minimum guarantee is recouped by the sub-distributor out of the revenues generated from exploitation of the picture in such territory. The foreign sub-distributor retains a negotiated distribution fee (generally measured as a percentage of the gross revenues generated from its distribution of the motion picture), recoups its distribution expenses and the minimum guarantee and ultimately (after recoupment by the distribution expenses) remits to the Company the remainder of any receipts in excess of the distributor's ongoing distribution fee.

        The Company must rely on the foreign sub-distributor's ability to successfully exploit the film in order to receive any proceeds in excess of the minimum guarantee. In certain situations, the Company does not receive a minimum guarantee from the foreign sub-distributor and instead negotiates terms which usually result, in effect, in an allocation of gross revenues between the sub-distributor and the Company. Typically the terms of such an arrangement provide for the sub-distributor to retain an ongoing distribution fee (calculated as a percentage of gross receipts of the sub-distributor in the territory), recoup its expenses and pay remaining receipts in excess of the ongoing distribution fee to the Company. Alternatively, such as often with respect to video rights, the terms may provide for a royalty to be paid to the

Company calculated as a percentage of the gross receipts of the  sub-distributor
from   exploitation   of  the   video   rights   (without   deduction   for  the
sub-distributor's distribution expenses).

Music Publishing

        Michela's singles "If Only" and "Touch Me" were test-marketed in Nashville in 1998, and did extremely well. The "I wanna buy" margin was a high 95%. These first two singles are expected to draw international artists to the Company. Platinum and Gold strives to achieve a balance between short-term achievements and long-term objectives.

        Unlike many industries where assets decline in value and products have a definable shelf life, the Company's assets, through careful management of artistic talent, have the ability to grow indefinitely. The potential earning power of a music catalogue of artists and top 20 compact disks and tapes far exceeds even initial box office receipts. The Company plans to utilize a portion of the proceeds of these assets as a base from which the Company will fund and develop new ventures to ensure that Platinum and Gold's repertoire is constantly rejuvenated.

Recorded Music

        The operating results of a record company, especially in the pop market, are affected by changing audience tastes and particularly by the record company's ability to identify, attract and retain new talent that will gain acceptance in the marketplace quickly. Platinum and Gold believes that its management has the creative ability to sign and retain artists who will appeal to popular taste over an extended period of time. Each Platinum and Gold division has its own artist and repertoire (ALR) staff whose task it is to identify and sign new artists with potential international appeal and who are not necessarily known in the US.

Contract Terms

        Platinum and Gold seeks to contract with its' artists on an exclusive basis for the marketing of their recordings (both audio and audio-visual) in return for a percentage royalty on the wholesale or retail selling price of the recording. The Company will seek to obtain rights on a worldwide basis. The Company seeks to obtain rights to exploit products delivered by the artists for the life of the product's copyright.

Distribution on the Internet

        The Company has established a board level task force to develop a global strategy for distribution services on the Internet and is monitoring all developments in internet distribution very closely, in particular the on-line delivery of music. The Company will have a number of websites which may be used for marketing purposes.

New Technology

        Platinum and Gold has Digital Versatile Disc (DVD) capability. DVD provides for digital encoding and reproduction of video and audio signals on disc.

Trademarks

        Platinum and Gold registers its major trademarks and trade names in all instances where the Company believes it is necessary for the protection of its rights.

Competition

        The success of Platinum and Gold's music business depends on, among other things, the skill and creativity of the Company's staff and on its relationship with its artists. While Platinum and Gold promotes an environment of creative freedom, it also structures goals and time schedules with its artists to ensure efficiency. It is anticipated that test marketing will be done pre-recording in most cases. This will ensure an efficient use of the Company's resources. The ability of Platinum and Gold to attract talent depends upon the Company's success on its first few endeavors. For this reason, the Company is making every effort to put its best foot forward.

Industry Sales

        Pop music grew 18% over 1996 in 1997. Sales in North America improved 25% in 1997. Sales in the rest of the world increased 19% in 1997 due to the success of several international artists, most notably in Brazil, Mexico and Australia.

Letters of Intent Activities

        The Company has already entered into letters of Intent with the following new recording artists:

Carol Neal                   (piano)
Steve Jordan                 (USA)
Betty Ann Dickson            (USA)
Beverly Fortin               (USA)
Barbara Chadwick             (USA)

        Betty Ann Dickson, contemporary jazz artist worldwide, has completed two albums and is currently on the P&G website (internet). These two albums will be sold on 1-800 numbers by the end of 1999.

        These artists have already made an indelible impression on small audiences around the globe. Platinum and Gold has contacts with songwriters and arrangers that have been an inspiration to Alabama, Gloria Estefan, Sawyer Brown, Reba McEntire and others. The Company's first joint venture with a major label is expected in March 2000. The joint-venture will most likely be based on a single - 2 song advance CD that sells up to 1 million units on national and international TV for each artist the Company represents. This will provide a heavy retail test market focus for record labels. Record labels can then begin to build an album through performances at various conventions and "first act" concerts.

MANAGEMENT

        The following sets forth the names of the company's officers and directors:

Carol Neal      President/Treasurer

        Carol Neal is a leading musician who knows the value of working her audience - and they love it! Carol gives new meaning to the "club entertainment" industry. She brings warmth and a personal touch to her audiences. The results are unsurpassable. She fills a room because of the way she brings her following everywhere she performs; audience involvement, sincere concern for talent and an innate knowledge of what people need to hear and feel. Carol is gracious. She is versatile from country to top 30's, 40's, 50's, 60's, 70's, and 80's to classical. Carol has studied music therapy and has recorded an album which sold in the thousands through media. Ms Neal has worked on a Nashville single in producing and publishing.

1962 - 1964 Overseas

1962 - 1975 New York State and the New England states

1975 - 1980 Florida during the winters, Provincetown & Cape Cod during the summers

1975 to 1976      Bridge Restaurant & Lounge              Ft. Lauderdale FL
1978 to 1979      Helm Restaurant & Lounge                Ft. Lauderdale FL
1978 to 1980      Americos Restaurant                     Ft. Lauderdale FL
1980 to 1981      Polynesian Village                      Ft. Lauderdale FL
1981 to 1982      Jimmy Januarys Restaurant               Ft. Lauderdale FL
1982 to 1983      Marandolas Restaurant                   Ft. Lauderdale FL
                  Tivoli Gardens (entertainment dir.)     Ft. Lauderdale FL
1984              Ocean Ranch                             Ft. Lauderdale FL
                  Bridge Hotel                            Boca Raton FL
1985 to 1986      The Toast of the Town                   North Miami FL
1986 to 1988      N.Y. Steak House                        North Miami FL
                  Inn on the Bay                          North Miami FL
                  Upstairs Lounge at Val Harbour Shops    Bal Harbour FL
                  Breakers Hotel,                         W. Palm Beach FL
                  J J's Otherside                         Wilton Manors FL
                  Fireside Restaurant                     Ft. Lauderdale FL
                  Shang-ri-la                             Ft. Lauderdale FL
                  Channel 4 TV Montage                    Miami     FL
1989              Toast Restaurant                        North Miami   FL
                  Upper Deck Cafe                         Boca Raton    FL
                  Studley's                               W. Palm Beach FL



        With the reputation and relationships Carol has established within the industry, she will attract talent to the Company as well as add legitimacy to the Company in its development stage. She is mature, responsible and knowledgeable concerning royalties, licensing and foreign sales. She is well-acquainted with several writers of original material. She will work closely with music lawyers concerning agreements, policy documents, copyright statues and related contracts.

Valerie Peters        Vice President

        Val has extensive experience in the sales and research and development fields with years of retail experience with mass merchandisers all over the U.
S. She will oversee day to day operations, network new talent to all levels of the entertainment industry and help manage Platinum & Gold's artists. She will also establish relationships with radio and television networks nationally and internationally. She has had experience as an executive officer for a non-profit entertainment organization. A substantial portion of the Company's revenues were derived from talent shows she, as part of a team, negotiated and developed. She also coordinated all fund-raising to develop successful productions.

1981- 1998 Val was owner and manager of Sunglass Haven. There she developed and implemented marketing and communication strategies for trade shows, wholesaled and managed internet traffic. She managed employees, administered local joint-ventures, partnerships and trade show events. She personally invented internet campaigns to create awareness of products and conducted situational demographics analysis for larger distribution of products and services.

1975 -1981 Ms. Peters was a restaurant entrepreneur achieving a growth rate of five percent per year. Her field of expertise also includes banking and accounting and management of the office.

Louise A. Cavell    Secretary

        Louise has an extensive background in new business development. She has supervised international transactions from the letter of intent stage to contract signing and has helped establish joint-ventures with other companies and distributors. She is has negotiated contracts relating to advertising campaigns and plays an active role in overall office and staff management as well as research and development.

1987-1988 Louise was Vice President of Sunglass Haven where she owned and operated a chain of retail concessions at boat shows and trade shows throughout the country. She developed programs and entertainment to help stimulate sales for top name sunglasses, such as Rayban, Serengeti, Oceanware, Hobie and others.

        The level of consumer buying activity was quite susceptible to area activity including the intensity and quality of local retail competition. A great deal of research and development was done by Ms Cavell for successful consumer behavior patterns in each geographical area.

1981- 1987 Louise became President and Owner of LoLo's Pub and Restaurant. She designed entertaining, imaginative concepts with theme franchising in mind. The first pub located in South Florida had three distinctive proprietary concepts that encompassed made to order specialty drinks, country music entertainers and sports bar. The model facility began to develop an excellent track record for combining artistic innovation with practical knowledge to produce restaurant food, beverage and entertainment that were functional, timeless, and exciting.

Glenda Grainger-Miller        Director

     Glenda Grainger-Miller was co-producer and administrator for Miller-Reich Enterprises from 1972 until 1994, with over 22 years of production experience. Her creative ideas and administrative expertise helped her company to produce numerous award winning Spectaculars, which toured cities throughout Europe, North and South America and the Carribean.

     Ms. Grainger-Miller is a talented singer/actress, who has appeared on major television network shows such as "The Tonight Show" with Johnny Carson and the "Mike Douglas Show."

     She is currently helping to produce musical shows for attraction such as Walt Disney World (Orlando), Sun City (South Africa), Fountainebleau Hilton Resort & Towers (Miami Beach) and artists such as Vikki Carr and Frank Sinatra, Jr. She provides financial, booking, sales and service consulting for many artists and venues.

Randy Bernsen        Director

     Mr. Bernsen was voted one of the top ten unsigned guitarists by JAZZIZ magazine. He has been in the music industry for 30 years. At age 23, he toured with Blood, Sweat and Tears. He has since played an active role in the international music scene and has continued to produce, compose and tour, offering audiences around the world a unique musical experience.

     Mr. Bernsen has traveled extensively and has performed in many European cities. He toured with world famous pianist Joe Zawinul for 2 years. He has recently settled in Japan and has established himself there as a producer/performer/talent scout.

     Mr. Bernsen owns and operates a digital studio, where he has composed and edited music for clients such as Raddison and Motorola.

Margaret Ann Ronayne       Director

        Ms. Ronayne was the Southeast Regional Promotion Director for Motown Records for 13 years. Her creative genius has shined through the voices and talent of recording artists from the 1970's to the 1990's. She has worked as National Top 40's Promotion Director for Arista Records for the last 7 years. She has helped to promote artists such as Whitney Houston, Aretha Franklin, Kenny G, Barry Manilow, Tony Braxton, Puff Daddy and more.

FACILITIES

        The Company headquarters are located in Sunrise, Florida.

REMUNERATION

        The Company has an agreement with respect to compensation for its key personnel and management as well as with the legal and accounting firms it has retained.

PRINCIPAL SHAREHOLDERS

        Prior to this offering, the Company had 11,631,000 shares of its Common Stock issued and outstanding. The following table sets forth, as of July 19, 1999, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each officer and/or director of the Company; and
(iii) by all directors and officers as a group.

Name              Number of Shares          Percentage Owned         Percentage
                  Owned Prior to Offering   Before Offering       After Maximum
                                                                       Offering
------------------------------------------------------------------------------
Carol Neal         6,000,000                51.6%                    49.5%

Valerie Peters     2,000,000                17.2%                    16.5%

Louise A. Cavell   2,000,000                17.2%                    16.5%

Glenda Grainger-      10,000                 0.1%                     0.1%
Miller

Randy Bernsen         10,000                 0.1%                     0.1%

Margaret Ann          10,000                 0.1%                     0.1%
Ronayne
------------------------------------------------------------------------------
Officers and        10,030,000              86.2%                    82.7%
Directors as a group

(Assumes that all convertible notes distributed herein have been converted into common shares of the Company)

DESCRIPTION OF THE SECURITIES

Units     The Company is hereby offering on a "best efforts basis"
-----     up to 50 Units at $10,000 per Unit.

A Unit shall consist of the following:

        A one (1) year Note in the principal amount of $10,000 which shall be converted into 10,000 shares of Rule 144 Restricted Common Stock of the Company at the Maturity Date not including interest payable at the Maturity Date in Rule 144 Restricted Common Stock calculated at 9% per annum based on the average closing price of the stock for 7 days prior to the Maturity Date.

        This offering is being conducted pursuant to Section 3(b) of the Securities Act of 1933, as amended (the "Act"), and Rule 504 of Regulation D promulgated thereunder ("Rule 504") or other applicable provisions, although the shares issuable upon conversion of this Note shall be Rule 144 restricted shares. The Company expects to file for an exemption for shares with the SEC under Regulation A in the near future. In the event the Company acquires such an exemption under Regulation A, the Company shall issue Regulation A exempt shares in lieu of such restricted shares. In addition, upon conversion of this Note, and after issuance of the Shares, at any time that the Company proposes to file a Company registration statement on Form S-1 under the Act, each Unit investor will have certain registration rights more fully defined in this Private Placement Memorandum.

        Prior to this Offering there has been no public market for the securities of the Company and it is unlikely that any such public market for the securities of the Company will develop subsequent to this offering. The Offering price has been determined arbitrarily by the Company and does not necessarily bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value.

Common Stock

        The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's
Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

        Prior to this Offering, there has been no market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market may adversely affect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its equity securities.

        Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Preferred Stock

        The authorized capital stock of the Company also consists of 1,000,000 shares of Preferred Stock, $.001 par value, none of which are issued.

PLAN OF DISTRIBUTION

        The Company will offer up to 50 Units. The Units will be offered directly by the Principals of the Company at the offering price of $10,000 per Unit. There is no limitation on the number of Units a subscriber may purchase.

Price of the Offering

        There is currently no market for shares of the Company's common stock or preferred stock, and there is no guaranty that a market will ever develop for these securities. Accordingly, the offering price has been determined by the Company. Among other factors considered in such determination were estimates of business potential for the Company, the Company's financial condition, an assessment of the Company's management and the general condition of the securities market at the time of this Offering. Such price does not necessarily bear any relationship to the assets, income or net worth of the Company.

        The Offering price should not be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that the Units can be resold at the Offering Price.

        There can be no assurance that an active trading market will develop upon completion of this Offering, or if such market develops, that it will be sustained. Consequently, purchasers of the Units offered hereby may not find a ready market for their Units.

CAUTIONARY WARNING

THE COMPANY'S BUSINESS PLAN AND THE COMPANY'S FINANCIAL STATEMENTS AND PROJECTIONS ARE FORWARD LOOKING. STATEMENTS AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THE PROJECTIONS. AS SUCH, NO INVESTOR SHOULD RELY ON SUCH INFORMATION IN MAKING HIS INVESTMENT.

ADDITIONAL INFORMATION

        Each investor warrants and represents to the Company that, prior to making an investment in the Company, that he has had the opportunity to inspect the books and records of the Company and that he has had the opportunity to make inquiries to the officers and directors of the Company and further that he has been provided full access to such information.

                       INVESTOR SUITABILITY STANDARDS AND
                             INVESTMENT RESTRICTIONS
                       -----------------------------------

Suitability

        Units will be offered and sold pursuant to an exemption under the Securities Act, and exemptions under applicable state securities and Blue Sky laws. There are different standards under these federal and state exemptions which must be met by prospective investors in the Company.

        The Company will sell Units only to those Investors it reasonably believes meet certain suitability requirements described below.

        Each  prospective  Investor  must  complete  a  Confidential   Purchaser
questionnaire and each Purchaser Representative, if any, must complete a Purchaser Representative Questionnaire.

        EACH INVESTOR MUST BE RESPONSIBLE FOR DETERMINING THAT IT IS PERMITTED TO INVEST IN THE COMPANY, THAT ALL APPROPRIATE ACTIONS TO AUTHORIZE SUCH AN INVESTMENT HAVE BEEN TAKEN, AND THAT ANY REQUIREMENTS THAT ITS INVESTMENTS BE DIVERSIFIED OR SUFFICIENTLY LIQUID HAVE BEEN MET.

        An investor will qualify as an accredited Investor if it falls within any one of the following categories at the time of the sale of the Units to that
Investor:

        (1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan with the investment decisions made solely by persons that are accredited investors;

        (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

        (3) An organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000;

        (4) A director or executive officer of the Company.

        (5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Units exceeds $1,000,000;

        (6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

        (7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describe in Rule 506(b)(2)(ii) of Regulation D; and

        (8) An entity in which all of the equity owners are accredited investors (as defined above).

        As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of
(5) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income an investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income form long-term capital gains has been reduced in arriving at adjusted gross income.

        In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdiction may be required to meet additional suitability requirements.

        An Investor that does not qualify as an accredited Investor is a non-accredited Investor and may acquire Shares only if:

        (1) The  Investor  is  knowledgeable  and  experienced  with  respect to
investments  in  limited   partnerships  either  alone  or  with  its  Purchaser
Representative, if any; and

        (2)The Investor has been provided access to all relevant documents it desires or needs; and

        (3) The Investor is aware of its limited ability to sell and/or transfer its Units in the Company; and

        (4) The Investor can bear the economic risk (including loss of the entire investment) without impairing its ability to provide for its financial needs and contingencies in the same manner as it was prior to making such investment.

        THE COMPANY RESERVES THE RIGHT IN ITS ABSOLUTE DISCRETION TO DETERMINE IF A POTENTIAL INVESTOR MEETS OR FAILS TO MEET THE SUITABILITY STANDARDS SET FORTH IN THIS SECTION.

Additional Suitability Requirements for Benefit Plan Investors

        In addition to the foregoing suitability standards generally applicable to all Investors, the Employee Retirement Income Security Act of 1934, as amended ("ERISA"), and the regulations promulgated thereunder by the Department of Labor impose certain additional suitability standards for Investors that are qualified pension, profit-sharing or stock bonus plans ("Benefit Plan Investor"). In considering the purchase of Units, a fiduciary with respect to a prospective Benefit Plan Investor must consider whether an investment in the Units will satisfy the prudence requirement of Section 404(a)(1)(B) of ERISA, since there is not expected to be any market created in which to sell or otherwise dispose of the Units. In addition, the fiduciary must consider whether the investment in Units will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA.

Restrictions on Transfer or Resale of Units

        The Availability of Federal and state exemptions and the legality of the offers and sales of the Units are conditioned upon, among other things, the fact that the purchase of Units by all Investors are for investment purposes only and not with a view to resale or distribution. Accordingly, each prospective Investor will be required to represent in the Subscription Agreement that it is purchasing the Units for its own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution of sale of the Units and that it will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of its Units without an effective registration statement under the Securities Act, or an exemption therefrom (including an exemption under Regulation D, Rule 505 or Regulation D, Rule 506) and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all other applicable Federal and state securities or Blue Sky laws.

                                  CONFIDENTIAL
                  Platinum and Gold, Inc., a Nevada corporation
                  INVESTOR SUITABILITY EVALUATION QUESTIONNAIRE

1.      NAME                 ___________________________________________________

2.      ADDRESS              ___________________________________________________
               ==================================================

3.      PHONE      Residence        (     )______________________________
                   Business         (     )______________________________

4.      SOCIAL SECURITY NUMBER      ______________________________
        TAX IDENTIFICATION NUMBER   ______________________________

5.      DATE OF BIRTH        _________________________________________

6.      REPRESENTATIONS (Investor should initial the appropriate blanks to which an affirmative representation can be made)

        _______________    The total  purchase price does not exceed
                           twenty percent (20%) of my net worth at the time of the sale and my subscription is at least One Hundred Fifty Thousand
                           Dollars ($150,000).

        _______________    I have a net worth of One Million Dollars
                           ($1,000,000) or more.

        _______________    I have an income of Two Hundred  Thousand
                           Dollars ($200,000) or more in each of the past two (2) years and during the current year.

        _______________    The total purchase price does not exceed twenty
                           percent (20%) of my net worth.

        I further represent that I can bear the economic risk of this investment and that I have substantial experience in making investment decisions of this type.

                                          ------------------------------
                                          Signature of Investor

Date:___________________________          ______________________________
                                          Name of Investor






                             Platinum and Gold, Inc.
                             (A Nevada corporation)

                               ==================
                             SUBSCRIPTION DATA SHEET
                               ===================

Name of Subscriber
(Offeree):____________________________________________________________________

Address of Residence
(if natural
person):_____________________________________________________________________
----------------------------------------------------------------------------

Address of
Business:____________________________________________________________________

Subscriber's
Telephone
No.:________________________________________________________________________

Subscriber's Social
Security No. or
Tax I.D.
No.:________________________________________________________________________

Preferred Address for receiving mail:
( ) Residence                ( ) Business        ( ) Other, if any:

Date of
Subscription:_________________________________________________________________

Amount of
Subscription:  $__________________________________________________________

                      SUBSCRIPTION AGREEMENT AND INVESTMENT
                           REPRESENTATION OF INVESTORS

Platinum and Gold, Inc.
12724 N.W. 11th Court
Sunrise, FL 33323
Telephone: (800) 525-8495
Facsimile:   (954) 845-0656

(Original subscription documents and full payment must be received by Company before stock can be ordered)

Gentlemen:

        1. Subject to the terms and conditions hereof, the undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to accept and subscribe to _________ Units of Platinum and Gold, Inc., a Nevada corporation (the Company), for a total consideration of $_________, the receipt and sufficiency of which is hereby acknowledged.

        2. In order to induce the Company to accept the subscription made hereby, the undersigned hereby represents and warrants to the Company, and each other person who acquires or has acquired the Units, as follows :

                  (a) The undersigned, if an individual (i) has reached the age of majority in the state in which he resides and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth beneath his signature below.

                  (b) The undersigned has the financial ability to bear the economic risk of an investment in the Units has adequate means of providing for his current needs and personal contingencies, has no need for liquidity in such investment, and could afford a complete loss of such investment. The undersigned's overall commitment to investments that are not readily marketable is not disproportionate to his net worth, and his investment in the Company will not cause such overall commitment to become excessive.

                  (c) The undersigned meets at least one of these criteria:

                    (i) the undersigned is a natural person whose individual net worth or joint net worth with his spouse, at the time of his purchase, exceeds $1,000,000 (ONE MILLION DOLLARS); or

                    (ii) the   undersigned  is  a  natural  person  and  had  an
                         individual income in excess of $200,000 (TWO-HUNDRED THOUSAND DOLLARS) in each of the two most recent years, or jointly with his spouse in excess of $300,000 (THREE-HUNDRED THOUSAND DOLLARS) in each of those years, and who reasonably expects to achieve at least the same income level in the current year; or

                    (iii)qualifies as an accredited  investor under Regulation D of the Securities Act of 1933 (the "Act").

                  (d) The investment is one in which I am purchasing for myself and not for others, the investment amount does not exceed 10% of my net worth and I have the capability to understand the investment and the risk.

                  (e) The undersigned has been given a full opportunity to ask questions of and to receive answers from the Company concerning the terms and conditions of the offering and the business of the Company, and to obtain additional information necessary to verify the accuracy of the information given him or to obtain such other information as is desired in order to evaluate an investment in the Units. All such questions have been answered to the full satisfaction of the undersigned.

                  (f) In making his decision to purchase the Units herein subscribed for, the undersigned has relied solely upon independent investigations made by him. He has received no representation or warranty from the Company or from a broker-dealer, if any, or any of the affiliates, employees or agents of either. In addition, he is not subscribing pursuant hereto for any Units as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the undersigned, had been invited as a result of, subsequent to, or pursuant to any of the foregoing.

                  (g) The undersigned understands that the Units have not been registered under the Act in reliance upon specific exemptions from registration thereunder, and he agrees that his Units may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Act and applicable state securities laws, which restrictions require the approval of the Company for the transfer of any Units (which approval, except under limited circumstances, may be withheld by the Company in its sole discretion). The undersigned has been advised that the Company has no obligations to cause the Units to be registered under the Act or to comply with any exemption under the Act, including but not limited to that set forth in Rule 144 promulgated under the Act, which would permit the Units to be sold by the undersigned. The undersigned understands that it is anticipated that there may not be any market for resale of the Units, and that it may not be possible for the undersigned to liquidate an investment in the Units. The undersigned understands the legal consequences of the foregoing to mean that he must bear the economic risk of his investment in the Units. He understands that any instruments representing the Units will bear legends restricting the transfer thereof.

        3. To the extent I have the right to rescind my purchase of the Units, which right of recission is hereby offered, I waive and relinquish such rights and agree to accept certificate(s) evidencing such Units.

        4. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

        5. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

        6. The Units referred to herein may be sold to the subscriber in a transaction exempt under Section 517.061 of the Florida Securities Act. The Units have not been registered under said act in the State of Florida. In addition, if sales are made to five or more persons in the State of Florida, any sale in the State of Florida is voidable by the purchaser within three (3) days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer, or an escrow agent or within three (3) days after the availability of that privilege is communicated to such purchaser, whichever occurs later.

        IN WITNESS WHEREOF, the undersigned has executed and agrees to be bound by this Subscription Agreement and Investment Representation on the date written below as the Date of Subscription:
                         (TO BE USED FOR INDIVIDUAL(S))

----------------------------              -------------------------------
Print Name of Individual                  Signature of Individual

-----------------------------             -------------------------------
State of Residence                        Date of Subscription

                   (TO BE USED FOR PARTNERSHIPS, CORPORATIONS,
                            TRUSTS OR OTHER ENTITIES)

_______________________________           By:______________________________
Print Name of Partnership                   Signature of Authorized
Corporation - Trust - Entity                           Representative

-------------------------------           ---------------------------------
Capacity of Authorized                    Print Name of Authorized
Representative                            Representative

-------------------------------           --------------------------------
Print Jurisdiction of                     Date of Subscription
Incorporation or Organization